EXHIBIT 23.2 — CONSENT OF JOHN A. BRADEN & COMPANY, P.C.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        We consent to the use of this Registration Statement on Form SB-2 of our report dated September 23, 2002, relating to the reaudited consolidated financial statements of Transmeridian Exploration Incorporated and Subsidiaries, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ JOHN A. BRADEN & COMPANY, P.C.
Houston, Texas
September 24, 2002

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